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                                                                 EXHIBIT (a)(30)

                               AMENDMENT NO. 25 TO
                  AMENDED AND RESTATED DECLARATION OF TRUST OF
                              PILGRIM MUTUAL FUNDS

         THIS AMENDMENT NO. 25 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF PILGRIM MUTUAL FUNDS is made as of this 2nd day of November, 2001, by the undersigned, constituting a majority of the Trustees of Pilgrim Mutual Funds (the "Trust"):

         WHEREAS, the Amended and Restated Declaration of Trust of the Trust authorizes the Trustees to create additional classes of shares for series of Interests in the Trust; and

         WHEREAS, the Trustees wish to create the following classes of series of Interests in the Trust: Class I Shares for Pilgrim LargeCap Growth Fund and Class M Shares for Pilgrim High Yield Fund II;

         NOW THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

The Board of Trustees hereby creates Class I shares of Pilgrim LargeCap Growth Fund and Class M Shares of Pilgrim High Yield Fund II. The shares of such classes shall have the rights, preferences, privileges and restrictions as set forth in Article VIII of the Amended and Restated Declaration of Trust of the Trust and as further specified in the Amended and Restated Multiple Class Plan of the Trust.

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         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ John G. Turner                                   /s/ Paul S. Doherty
--------------------------                           ---------------------------
John G. Turner                                       Paul S. Doherty

/s/ Alan L. Gosule                                   /s/ Walter H. May, Jr.
--------------------------                           ---------------------------
Alan L. Gosule                                       Walter H. May, Jr.


/s/ Thomas J. McInerney                              /s/ Jock Patton
--------------------------                           ---------------------------
Thomas J. McInerney                                  Jock Patton


/s/ David W.C. Putnam                                /s/ Blaine E. Rieke
--------------------------                           ---------------------------
David W.C. Putnam                                    Blaine E. Rieke

/s/ Richard A. Wedemeyer
--------------------------
Richard A. Wedemeyer